SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement ("Agreement"), dated as of April 14, 2004, between Baymark Technologies, Inc. ("BMT") a Utah Corporation, Jon Elliott (Elliott) and San Remo Investments LLC (the "Buyer"), a Colorado Limited Liability Company.


                              W I T N E S S E T H:


     A. WHEREAS, BMT is a corporation duly organized under the laws of the State of Utah and Jon Elliott is the principal shareholder and creditor.

     B. WHEREAS, Buyer wishes to purchase an aggregate of 114,000,000 shares of common stock, and 816,667 shares of Class A Preferred Stock (collectively, the "Purchase Shares"), constituting 85% of the outstanding after all of the conditions under this contract have been performed and BMT shall desire to sell the Purchase Shares to Buyer pursuant to this agreement.

     C. WHEREAS, prior to the transaction Buyer is not an affiliate of BMT.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                   ARTICLE 1

                                The Consideration

     1.1 Subject to the conditions set forth herein, BMT shall sell to Buyer and Buyer shall purchase an aggregate of 114,000,000 shares of common stock of BMT and 816,667 shares of Class A preferred Stock from Seller. The purchase price for the common shares to be paid by Buyer to BMT is $25,000 (the "Consideration") and the consideration for the Preferred Shares is $100,000 for which $125,000 is herewith paid to BMT in escrow with Michael A. Littman, to be credited as full consideration for the Share Purchase if all of the terms and conditions of this Agreement are met. The purchase price shall be used and disbursed as hereinafter specified on Schedule 1.1 under the terms and conditions of this Agreement.

                                   ARTICLE II

                         Closing and Issuance of Shares

     2.1 The Purchase Shares shall be issued by BMT in escrow by M.A. Littman, Attorney at Law for delivery to Buyer upon deposit of the consideration of $125,000 in escrow which escrow is subject to satisfaction of a) the conditions precedent in Article VI, and b) procedures in Article V, and all other terms and conditions of this Agreement.

         2.2 Closing hereunder shall be completed by release from escrow of the cash consideration and share certificates on or before June 30,, 2004 at 5:00 p.m. PST ("Closing Date") subject to satisfaction of the terms and conditions set forth herein. Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.


         2.3 Common shares constituting 10% of the outstanding stock of BMT (14 million shares of common stock) after all conditions of this contract are satisfied, shall be issued in conversion of $10,000 in debt to stock which stock shares shall be issued to Elliott and Elliott's designees at closing and Elliott shall release all remaining debt owed by BMT to Elliott after paydown of debt pursuant to Schedule 1.1 as attached.


                                  ARTICLES III

          Representations, Warranties and Covenants of BMT and Elliott

         BMT and Elliott each hereby, represents, warrants and covenants to Buyer as follows:

         3.1 BMT is a corporation duly organized, validly existing and not in good standing under the laws of the State of Utah, (it needs to be reinstated after billing of tax returns in Utah and payment of fees, which shall be the duty of Elliott) and has the corporate power and authority carry on its business. The Articles of Incorporation and Amendments and Bylaws of BMT, which will be delivered to Buyer at closing, are complete and accurate, and the minute books of BMT, copies of which have also been delivered to Buyer, contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of BMT.

         3.2 The authorized capital stock of BMT consists of 150,000,000 shares of common stock and 100,000,000 Preferred shares as of date hereof. There are 6,606,951 - shares of Common Stock of BMT issued and outstanding and 183,333 Class A Preferred shares outstanding as of date hereof and which with the Preferred Stock issued under this agreement will be converted to common stock after closing on a one for six common shares basis. All such shares of capital stock of BMT are validly issued, fully paid, non-assessable and free of preemptive rights. BMT has no outstanding warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of BMT, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of BMT. All outstanding options will be released in writing and cancelled at the time of the closing of this transaction. A list of the options outstanding is attached hereto as Schedule 3.2. There must be a Written Agreement for Preferred Shares to convert to common on a negotiated basis pre reverse split before any audits are commenced. All of the outstanding shares of capital stock of BMT have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and none of such securities were, at the time of issuance, subject to preemptive rights. None of such issued and outstanding shares is the subject of any voting trust agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         3.3 This Agreement has been duly authorized, validly executed and delivered on behalf of BMT and is a valid and binding agreement and obligation of BMT enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and BMT has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by BMT will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of BMT, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which BMT is a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over BMT, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of BMT pursuant to the terms of any agreement or instrument to which BMT is a party or by which BMT may be bound or to which any of BMT property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by BMT.

         3.5 There is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of BMT threatened against or relating to BMT or affecting any of its assets, properties, business or capital stock. There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which BMT is a party or by which BMT or its assets, properties, business or capital stock are bound.

         3.6 BMT has accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it through it's fiscal 2000 year and has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of BMT for all current taxes and other charges to which BMT is subject and which are not currently due and payable. None of the Federal income tax returns of BMT have been audited by the Internal Revenue Service or other foreign governmental tax agency. BMT has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against BMT for any period, nor of any basis for any such assessment, adjustment or contingency.

         3.7 BMT has delivered to Buyer unaudited financial statements for the period ended April 30, 2001. All such statements, herein sometimes called "BMT Financial Statements" are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of BMT for the periods indicated within the knowledge of BMT and/or Elliott. All financial statements of BMT have been prepared in accordance with generally accepted accounting principles.

     3.8 As of the date hereof, BMT, represents and warrants that all outstanding indebtedness of BMT is as shown on the financial statements attached hereto (the updated statements), which include debts shown and not shown in April 30, 2001 financial statements (See Schedule 3.19 hereto). All accruals to officers and directors (less $10,000 to be used to acquire 14,000,000 common shares) totaling $304,903 in the aggregate shall be released and waived by each officer or director or employee and Elliott's wife. However, it is mutually understood and agreed that all monies remaining after paying the company's obligations as listed in Schedule 1.1 of this agreement shall then be paid to Elliott as a partial repayment of the accruals to officers and directors with the balance released and waived.

         3.9 Since the dates of the updated BMT Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of BMT within the knowledge of BMT and/or Elliott with the exception that BMT vacated its offices, closed its bank accounts and ceased operations. BMT does not have any liabilities, commitments or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise).

     3.10 BMT is not a party to any contract performable in the future except to issue shares set forth in 3.8 hereof.

     3.11 The representations and warranties of BMT and Elliott shall be true and correct as of the date hereof. However, both BMT and Elliott state that there are corporate debts and the agreement to pay off or satisfy those debts pursuant to the escrow arrangement referred to in this agreement which could be considered a contract to perform in the future.

     3.12 BMT will have delivered to Buyer, all of its corporate books and records for review.

     3.13 BMT has no employee benefit plan in effect at this time.

     3.14 No representation or warranty by BMT or the Sellers in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.15 Buyer has received copies of Form 10KSB as filed with the Securities and Exchange Commission ("SEC") which included audits for the year ended July 31, 2000 and each of its other reports to shareholders filed with the SEC through the period. BMT is a registered company under the Securities Exchange Act of 1934, as amended but is not current in its filings.

     3.16 Seller has not made to Buyer any general solicitation or general advertising regarding the shares of Seller's common stock.

     3.17 BMT has conducted no business whatsoever since December 31, 2002, has incurred no liabilities except as shown on the financial statements and fees in conjunction with this transaction, which fees incurred in conjunction with this transaction shall be paid at closing

     3.18 The Preferred shares must be converted to common.

         3.19 Elliott and BMT have attached a complete list of all judgments, leases, notes, advances due, contracts and accounts payable upon which any balance remains due and outstanding as Schedule 3.19 hereto, and such is complete and accurate within the knowledge of Elliott and BMT.


                                   ARTICLE IV

                    Representations And Warranties Of Buyer

Buyer hereby represents and warrants and covenants to BMT and Elliott as follows:

         4.1 Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Certificate of LLC status and Bylaws of Buyer, as amended, and the minute books of Buyer are complete and accurate in all material respects.

         4.2 This Agreement has been duly authorized, validly executed and delivered on behalf of the Buyer and is a valid and binding agreement and obligation of Buyer enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Buyer has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement.

         4.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Buyer will conflict with or result in a breach or violation of the Certificate of LLC status or Bylaws of Buyer, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which Buyer is a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Buyer, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of Buyer pursuant to the terms of any agreement or instrument to which Buyer is a party or by which Buyer may be bound or to which any of Buyer property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by Buyer.

         4.4 The Purchase Shares are being purchased for Buyer's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part and that the offering and sale of the Purchase Shares is intended to be exempt from registration under the Securities Act of 1933 (the "Act") by virtue of one or more of the following provisions:
(i) Section 4(2) of the Act; (ii) the provisions of Regulation D promulgated under the Act ("Regulation D"); and/or (iii) Section 4(6) of the Act. In furtherance thereof, Buyer represents, warrants, and agrees as follows: (i) no other person has or will have a direct or indirect beneficial interest in such Purchase Shares and Buyer will not sell, hypothecate or otherwise transfer Purchase Shares except in accordance with the Act and applicable state securities laws or unless, in the opinion of counsel for BMT, an exemption from the registration requirements of the Act and such laws is available; and (ii) BMT is under no obligation to register the Purchase Shares on behalf of Buyer or to assist Buyer in complying with any exemption from registration. Seller is not required to make any filing or registration statement in Utah or Colorado with regard to the shares being purchased hereby.

         4.5 In evaluating the suitability of an investment in BMT, Buyer has not relied upon any representations or other information (whether oral or written) from BMT or any of its agents other than as set forth herein and no oral or written representations have been made or oral or written information furnished to Buyer or Buyer's advisors, if any, in connection with the offering of the Purchase Shares which were in any way inconsistent with this Agreement.

         4.6 BMT has made available to Buyer all documents and information that Buyer has requested relating to an investment in BMT or its business and financial condition. Buyer has made such investigation, including the examination of documents, and made such inquiries, of BMT as Buyer deemed necessary to inform Buyer of the financial condition and business prospects of BMT.

         4.7 Buyer agrees and acknowledges that an investment in the Purchase Shares involves substantial risks, and Buyer has taken full cognizance of and understands all of the risk factors related to such investment including, but not limited to, the following risks:

               4.7.1 BMT currently has no working capital, and there can be no assurance that apart from any funds raised through this offering that any working capital will be available to BMT in the future.

               4.7.2 Since BMT is in essentially a "shell" corporation, its operations are subject to all the risks inherent in the establishment of a new business enterprise.

               4.7.3 BMT will, after the sale of the Purchase Shares, have no working capital and reserves and will require additional financing to continue its operations and conduct any business. There can be no assurance that such financing will be available or available on attractive terms.

               4.7.4 No assurance can be nor will be given that BMT will be profitable or that investors will ever have returned to them all or any portion of their initial investment.

               4.7.5 There is no public market for the Purchase Shares and Buyer may not be able to sell or in any other way liquidate its investment in the Purchase Shares now or in the future. The Purchase Shares should be considered illiquid.

         4.8 Buyer has knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of an investment in the Purchase Shares of BMT and BMT's proposed activities.

         4.9 Buyer has carefully considered and has, to the extent Buyer believes such discussion was necessary, discussed with Buyer's professional legal, tax and financial advisers the suitability of an investment in the Purchase Shares for Buyer particular tax and financial situation and Buyer has determined that the transaction set forth herein is a suitable investment for Buyer.

         4.10 All information which Buyer has provided to BMT concerning Buyer and Buyer's financial position is correct and complete as of the date set forth below, and if there should be any change in such information prior to Buyer acceptance as a security holder of BMT, it will immediately provide such information to BMT and will promptly send confirmation of such information to BMT.

         4.11 As this Agreement is executed and delivered on behalf of a limited liability company, (i) Buyer has been duly authorized and is duly qualified (a) to execute and deliver this Agreement and all other instruments executed and delivered on behalf of such limited liability company in connection with the purchase of the Purchase Shares, and (b) to purchase and hold Shares, and (ii) the signature of Buyer is binding upon such limited liability company, and (iii) such entity has not been formed for the specific purpose of acquiring Shares.

         4.12 Buyer is capable of bearing the high degree of economic risk and burdens of this venture including, but not limited to, the possibility of a complete loss of Buyer's entire investment and the lack of a public market which may make it impossible to readily liquidate the investment whenever desired.

         4.13 Buyer warrants that the securities Buyer is acquiring in this transaction and the issuance of these shares are exempt from registration and filing requirements under the State of Colorado securities and corporate laws or any other applicable laws and further that Buyer is qualified to make such purchase and indemnifies BMT and Elliott from any action arising from warranties made by Buyer pursuant to this clause.

         4.14 By reason of business experience Buyer has knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of an investment in BMT. Buyer and its officers or directors have the capacity to protect Buyer's own interest in connection with this transaction.

         4.15 The offer to sell Shares was directly communicated to Buyer by BMT and at no time was Buyer presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation.

         4.16 The conduct of any BMT business will require additional funds. BMT makes no assurance that financing will be available or available on attractive terms, or that such financing would not result in a substantial dilution of shareholders' interests. The absence of such additional financing may have a substantial negative impact on the ability of BMT to reach its objectives or to continue business.

         4.17 This offering involves immediate substantial dilution in the per share net tangible book value of the Purchase Shares.

         4.18 Many of BMT's operations are affected by federal, state and local regulations, which could potentially adversely affect BMT's business objectives. Attempted compliance with such regulations may affect BMT's operations and may necessitate significant capital outlays.

         4.19 Buyer understands that all documents, records and books pertaining to this investment have been made available for inspection by Buyer attorney and/or accountant and/or representative and Buyer, and that the books and records of the issuer will be available upon reasonable notice, for inspection by investors at reasonable hours at its principal place of business.

         4.20 The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by BMT and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, Buyer will, prior to such acceptance, give written notice of such fact to BMT specifying which representations and warranties are not true and accurate and the reasons therefore.

         4.21 Buyer shall indemnify and hold harmless BMT and all of the officers, employees, attorneys, accountants, representatives, directors or control persons of each who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by Buyer to BMT concerning Buyer or Buyer's financial position in connection with the offering or sale of the Purchase Shares which is not remedied by timely notice to BMT as provided above, against losses, liabilities and expenses for which BMT, its respective officers, employees, attorneys, accountants, representatives, directors or control persons have not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding.

                                    ARTICLE V

                              Procedure for Closing

         5.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, and the conditions of Article X: 10.9, 10.10, 10.11, 10.12 and 10.13 by BMT 816,667 and
Preferred Class A stock certificates for the Purchase Shares being delivered, duly issued, for 114,000,000 shares of common stock to Buyer and common shares totaling 14,000,000 being issued to Elliott (or assigns), and the delivery of the Consideration for share purchase from escrow, together with delivery of all other items, agreements, warranties, and representations set forth in this Agreement.

                                   ARTICLE VI

                           Conditions Precedent to the
                          Consummation of the Purchase

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         6.1 BMT and Elliott shall have performed and complied with all of the respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

         6.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         6.3 The representations and warranties made by BMT and Elliott in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved in writing by the Buyer.

                                   ARTICLE VII

                                   Indemnities


         7.1 The respective representations and warranties of the parties hereto shall survive this Agreement for two years and the covenants shall survive hereafter.

         7.2 The right to indemnification or payment of Damages (as defined in section) or other remedy based on any representation, warranty, covenant or obligation of a party hereunder shall not be waived by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

         7.3 The waiver of any condition to a party's obligation to consummate the transactions contemplated hereunder, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or payment of Damages, or other remedy based on such representation, warranty, covenant or obligation.

         7.4 Sellers and BMT, jointly and severally, shall indemnify and hold harmless the Buyer (the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons, the amount of, any loss, liability, claim, damage (including, without limitation, incidental and consequential damages), cost, expense (including, without limitation, interest, penalties, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professional experts) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly arising from, attributable to or in connection with:

(a) any representation or warranty made by Sellers or BMT in this agreement or any closing deliveries, that is, or was at the time made, false or inaccurate, or any breach of, or misrepresentation with respect to, any such representation or warranty; and

(b) any breach by any of the Sellers or BMT of any covenant, agreement or obligation of BMT or Sellers contained in this agreement.

(c) any claims or litigation relating to BMT now pending or threatened or which may hereafter be brought against Buyer and/or BMT or Sellers based upon events occurring prior to the date hereof and not attributable to the acts of the Buyer.

(d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

         7.5 Sellers and BMT shall have no liability for indemnification with respect to any representation or warranty, unless, on or before the second anniversary of the date hereof, the Buyer notifies the Sellers of a claim specifying the basis thereof in reasonable detail to the extent then known by the Buyer. A claim with respect to any covenant, agreement or obligation contained in this agreement, may be made at any time without any time limitation.

         7.6 Promptly after receipt by an indemnified party of written notice (the "Notice of Claim") of the commencement of any action, suit or proceeding against it, or written threat thereof, such indemnified party will, if a claim is to be made against an indemnifying party under either of said sections, as applicable, give notice to the indemnifying party of the commencement of such action, suit or proceeding. The indemnified party shall furnish to the indemnifying party in reasonable detail such information as the indemnified party may have with respect to such indemnification claims (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or assenting the same). Subject to the limitations set forth in this section, no failure or delay by the indemnified party in the performance of the foregoing shall reduce or otherwise affect the obligation of the indemnifying party to indemnify and hold the indemnified party harmless except to the extent that such failure or delay shall have materially and adversely affected the indemnifying party's ability to defend against, settle or satisfy any action, suit or proceeding the claim for which the indemnified party is entitled to indemnification hereunder. The foregoing shall not apply to the extent inconsistent with the provisions of section 4.8 relating to Proceedings.

         7.7 If the claim or demand set forth in the Notice of Claim given by the indemnified party is a claim or demand asserted by a third party, the indemnifying party shall have 30 days after the Date of Notice of Claim to notify the indemnified party in writing of its election to defend such third party claim or demand on behalf of the indemnified party (the "Notice Period"); provided, however, that the indemnified party is authorized to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests during the Notice Period. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall make available to the indemnifying party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate (at the sole cost and expense of the indemnifying party) with, and assist (at the sole cost and expense of the indemnifying party) the indemnifying party in the defense of, such third party claim or demand, and so long as the indemnifying party is diligently defending such third party claim in good faith, the indemnified party shall not pay, settle or compromise such third party claim or demand. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall have the right to control the defense of such third party claim or demand, at the indemnified party's own expense. If the indemnifying party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the indemnified party shall have the right, in addition to any other right or remedy it may have hereunder at the indemnifying party's expense, to defend such third party claim or demand.

     7.8 The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to section 6.6 of this Agreement.

         7.9 A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         7.10 Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents executed and delivered in connection herewith, and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Colorado or of the United States of America for the District of Colorado, and, by execution and delivery of this Agreement, the parties each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts thereof. The parties irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding in accordance with the notice provisions set forth in Section 9.5. The parties each hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents execute and delivered in connection herewith brought in the courts referred to above and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                                  ARTICLE VIII

                           Termination and Abandonment


         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

          (a)  By mutual consent of parties;

          (b) By either party, if any condition set forth in Article V or any other Article relating to the other party has not been met or has not been waived;

          (c) By Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby;

          (d) By Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

          (e) By BMT, if the Closing does not occur, through no failure to act by BMT, on closing date, or if Buyer fails to deliver the consideration required herein.

          (f) If all of the outstanding liabilities cannot be settled, and audits to bring SEC filings current paid for within the budget amount of $125,000.

          (g) Buyer may cancel this agreement without penalty, and receive a return of the $125,000 in escrow if the aggregate debt settlement amounts plus the costs of audits to bring SEC filings current exceed $125,000.

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                         Continuing Representations and
                            Warranties and Covenants

         9.1 The respective representations, warranties, and covenants of the parties hereto and agreements of the parties hereto shall survive after the closing under this Agreement for a period of two years hereafter in accordance with the terms thereof.


                                    ARTICLE X

                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein, except that a companion document, the Reorganization Agreement, has been executed concurrently which contains numerous warranties and representations.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.4 This Agreement may not be amended except by written consent of both parties.

         10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To BMT:           Baymark Technologies, Inc.
                  P.O. Box 83776
                  San Diego, CA 92138



To Buyer:         San Remo Investments LLC



or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyer and Sellers. However, BMT may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the state of Colorado applicable to all agreements made hereunder. Venue and jurisdiction for any legal actions hereunder shall be District Court in and for Jefferson County, Colorado.

                  a) Buyer shall obtain the legal services for preparation and filing of all SEC filings necessary to bring the company current, and will pay costs thereof (except audit costs covered under this agreement by funds held in escrow) which fees and costs are to be reimbursed or paid upon any subsequent change of control of the company.

                  b) BMT and Buyer agree that Buyer and BMT can and will cause the effectuation, of a reverse split, of the common shares of BMT issued and outstanding in a ratio of one for ____ shares following the Closing hereunder. Fractional shares may be rounded up to nearest whole. NASD and CUSIP shall be given 2 weeks advance notice of the effective date of the reverse split to avoid confusion and the appropriate 8K shall be filed on Edgar. A new CUSIP shall be obtained.

         10.9 In the event of a breach or default of this Agreement or any of the continuing covenants hereunder which results in a party or any effected shareholder who is a beneficiary of a surviving or continuing covenant, commencing legal action, the prevailing party in such legal action shall be entitled to an award of all legal fees and costs of the action, against the non-prevailing party.

         10.10 Buyer shall designate at least three new directors to be effective subject to compliance with Section 14f of the Securities & Exchange Act of 1934, and Seller and Elliott agree to appoint such Directors by consent minutes to be drawn by Buyers attorney. Elliott agrees to resign as director, effective 10 days after mailing of the 14f Notice to Shareholders, but remains President/CEO, at the discretion of the Board


         10.11 In connection with this Agreement the parties have appointed the escrow agent, Michael A. Littman which shall be authorized by this agreement to do the following: The funds will be disbursed per written instructions to each of the debtors and in the amount specified by Elliott with any net balance paid to Elliott and that the escrowed stock not be released until the creditors have been paid and releases issued.

               1) Accept the deposit of $125,000 from buyers, and disburse it in accordance with Sellers written instructions, upon receipt of a copy of this agreement signed by Sellers and BMT.

               2) Accept the common stock certificates of BMT duly authorized 114,000,000 common shares and 816,667 Class A Preferred shares in name of Buyer and, 14,000,000 shares in the name of Jon Elliott (or his designees)

               3) Upon receipt of Settlement Agreements for all debts over $5,000, audits and signed SEC filings to bring all reporting current, to disburse the proceeds received from the escrow in accordance with Sellers separate written instructions

               4) Deliver the stock certificates to buyers and Elliott (or assigns)as they direct.

               5) In the event of default in delivery any item by a party under this agreement, any cash or certificates received from the other party shall be returned to the remitting party 3 business days after default.

               6) Escrow Agent is specifically indemnified and held harmless hereby for its actions or inactions in following these instructions. In the event of a dispute involving the escrow instructions or the consideration to be delivered in escrow, the escrow agent is authorized to implead the consideration received into the District Court of Jefferson County, Colorado upon ten days written notice, and be relieved of any further escrow duties thereupon. Any and all costs of attorneys fees and legal actions of escrow agent for any dispute resolution or impleader action shall be paid in equal shares by the parties to this agreement.

         10.12 Elliott agrees to sign, as CEO/CFO all filings and Sarbanes/Oxley Certifications at closing, for all SEC filings required.

         10.13 Once Elliott has settled all debts on a list provided by Elliott (no additional debt can be incurred prior to closing of the deal) and obtain the audits necessary to bring all SEC filings current, at a total less than the $125,000 held in escrow, then Elliott shall be paid the difference between the debt settlement and audit/accounting costs and $125,000, at closing as an offset to his prior advances to the company and not as compensation. The audits are capped at $10,000 assuming prior auditors complete all work as they have promised, through September 2001 and turn over work papers. (Michael Johnson & Co. has agreed to be engaged for the fee of $10,000 and produce all work including Tax Returns to bring SEC and taxes current. It is understood that the new auditors will audit 2001 (7/31/01 year end) and thereafter.

         10.14 Buyers attorney will prepare all 10Q's, 10K's and 8K's for Baymark at no expense to Elliott, however Elliott agrees to sign all of such duly and properly prepared documents.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 14 day of April, 2004.



                                     BUYER:

BAYMARK TECHNOLOGIES, INC.                  SAN REMO INVESTMENTS LLC



By: _________________________________       By: ______________________________

Name: _______________________________       Name: ____________________________

Title: ________________________________     Tile: ______________________________

                                  SCHEDULE 1.1



Total

1. Audit fees/Review Fees 2000-2003 to be paid upon delivery of Audited F/S for bringing all SEC filings current., specifically those audits and unaudited statements required for BMT's fiscal quarters and years ended July 31, 2001, 2002 and 2003 plus the quarter ended October, 2003, if applicable. Capped at a maximum of $10,000 to Michael B. Johnson,)


2.   IRS Taxes including FICA/Withholding.

3.   State Taxes 4. Prior Auditors - Names and Address

5.   Trade Creditors - Elliott to list

6.   Prior Attorney - Names and Address

7.   Transfer Agent - Name and Address



         All funds shall be disbursed by Escrow Agent to Creditors upon receipt of Executory Release/Settlement Agreements from all creditors over $5,000 in an aggregate amount not to exceed $125,000 (such amount including audit and accounting costs to bring all SEC filings current of $10,000).